Exhibit B.40.2






                            R.M. SERVICES, INC.




                                 BY-LAWS


















                                         As in effect on March 1, 2000











                             R.M. SERVICES, INC.

                         AMENDED AND RESTATED BY-LAWS

                                ARTICLE I

                           MEETINGS OF SHAREHOLDERS




         Section 1. Meeting of the shareholders may be held at any place in the State of Connecticut fixed by the Board of Directors.

          Section 2. The Annual Meeting of Shareholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held within six months after the end of each fiscal year of the Company on the day and at the hour designated by the Board of Directors.

          Section 3. Notice of all meetings of shareholders, stating the day, hour and place thereof, shall be given by a written or printed notice, delivered or sent by mail, at least ten days but not more than fifty days prior to the meeting, to each shareholder of record on the books of the Company and entitled to vote at such meeting, at the address appearing on such books, unless such shareholder shall waive notice or be in attendance at the meeting. Notice of a special meeting of shareholders shall state also the general purpose or purposes of such meeting and no business other than that of which notice has been given shall be transacted at such meeting.

          Section 4. At all meetings of shareholders each share of Common Stock entitled to vote, and represented in person or by proxy, shall be entitled to one vote.

          Section 5. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days and not less than ten days immediately preceding the date of such meeting. In such case only such shareholders or their legal representatives as shall be shareholders on the record date so fixed shall be entitled to such notice and to vote at such meeting or any adjournment thereof, notwithstanding the transfer of any shares of stock on the books of the Company after any such record date so fixed.







                               ARTICLE II

                               DIRECTORS


          Section 1. The business, property and affairs of the Company shall be managed by a Board of at least one nor more than nine Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. The Directors so elected shall continue in office until their successors have been elected and qualified, except that a Director shall cease to be in office upon his death, resignation, lawful removal or court order decreeing that he is no longer a Director in office.

          Section 2. The Board of Directors shall have power to fill vacancies that may occur in the Board or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next Annual Meeting of Shareholders and until his successor shall be elected and qualified.

          Section 3. The Board of Directors shall have power to employ such and so many agents and factors or employees as the interests of the Company may require, and to fix the compensation and define the duties of all of the officers, agents, factors and employees of the Company. All the officers, agents, factors and employees of the Company shall be subject to the order of said Board, shall hold their offices at the pleasure of said Board, and may be removed at any time by said Board at its discretion.

          Section 4. The Board of Directors shall have power to fix from time to time the compensation of the Directors and the method of payment thereof.

          Section 5. Any one or more Director may be removed from office at any time with or without any showing of cause by affirmative vote of the holders of a majority of the Company's issued and outstanding shares entitled to vote.


                               ARTICLE III

                           MEETINGS OF DIRECTORS


          Section 1. A regular meeting of the Board of Directors shall be held annually, without notice, directly following the annual meeting of shareholders, for the election of officers and the transaction of other business.

          Section 2. All other regular meetings of the Board of Directors may be held at such time and place as the Board may from time to time determine and fix by resolution. Special meetings of the Board may be held at any place upon call of the Chairman (if there be one) or the President, or, in the absence or inability of either to act, of a Vice President, or upon call of any one or more director.

          Section 3. Oral or written notice of the time and place of each special meeting of the Board of Directors shall be given to each director personally or by telephone, or by mail or telegraph at his last-known post office address, at least twenty-four hours prior to the time of the meeting, provided that any director may waive such notice in writing or by telegraph or by attendance at such meeting.

          Section 4. One-third of the directorships as fixed in accordance with Section 1 of Article II of these Amended and Restated By-Laws shall constitute a quorum, except that (subject to the provisions of Article III, Section 3) no quorum shall consist of less than one Director. A number less than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, a notice of the adjourned meeting shall be given to all Directors.

          Section 5. Except as otherwise provided by these Amended and Restated By-Laws, the act of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

          Section 6. Any resolution in writing concerning action to be taken by the Company, which resolution is approved and signed by all of the Directors, severally or collectively, whose number shall constitute a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Company.

          Section 7. A Director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone call or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting in such manner shall constitute presence in person at such meeting.


                              ARTICLE IV

                               OFFICERS


          Section 1. At its annual meeting the Board of Directors shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board shall so determine, a Chairman, each of whom shall, subject to the provisions of Article IV, Section 3, hereof, hold office until the next annual election of officers and until his successor shall have been elected and qualified. Any two or more offices may be held by the same person except that the offices of the President and Secretary may not be simultaneously held by the same person. The Board shall also elect at such annual meeting, and may elect at any regular or special meeting, such other officers as may be required for the prompt and orderly transaction of the business of the Company. Any vacancy occurring in any office may be filled at any regular meeting of the Board or at any special meeting of the Board held for that purpose.

          Section 2. In addition to such powers and duties as these Amended and Restated By-Laws and the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage appertain to his particular office.

          Section 3. Any officer may be removed, with or without cause, at any time by the Board in its discretion. Vacancies among the officers by reason of death, resignation, removal (with or without cause) or other reason shall be filled by the board of Directors.


                             ARTICLE V

                       CHAIRMAN AND PRESIDENT


          Section 1. The Chairman, if such office shall be filled by the Directors, shall, when present, preside at all meetings of said Board and of the stockholders. He shall have such other authority and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.

          Section 2. The President shall be the chief executive officer of the Company and shall be responsible for the general supervision, direction and control of the business and affairs of the Company. If the Chairman shall be absent or unable to perform the duties of his office, or if the office of the Chairman shall not have been filled by the Directors, the President shall preside at meetings of the Board of Directors and of the stockholders. He shall have such other authority and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.





                            ARTICLE VI

                         VICE PRESIDENTS


          Section 1. The Vice Presidents shall have such powers and duties as may be assigned to them from time to time by the Board of Directors or the President. One of such Vice Presidents may be designated by said Board as Executive Vice President and, if so designated, shall exercise the powers and perform the duties of the President in the absence of the President or if the President is unable to perform the duties of his office. The Board of Directors may also designate one or more of such Vice Presidents as Senior Vice Presidents.

                             ARTICLE VII

                              SECRETARY


          Section 1. The Secretary shall keep the minutes of all meetings of all the stockholders and of the Board of Directors. He shall give notice of all meetings of the stockholders and of said Board. He shall record all votes taken at such meetings. He shall be custodian of all contracts, leases, assignments, deeds and other instruments in writing and documents not properly belonging to the office of the Treasurer, and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or by law.

          Section 2. He shall have the custody of the Corporate Seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these Amended & Restated By-Laws.


                             ARTICLE VIII

                          ASSISTANT SECRETARIES


          Section 1. One or more Assistant Secretaries may be elected to perform the duties of the Secretary if the Secretary shall be absent or unable to perform the duties of his office. The Assistant Secretaries shall perform such additional duties as may be assigned to them from time to time by the Board of Directors, the Chairman, the President or the Secretary.


                                ARTICLE IX

                                TREASURER


          Section 1. The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the Company from any source whatever, and give full discharge for the same, and to endorse checks, drafts and warrants in its name and on its behalf. He shall sign or authorize a facsimile signature as appropriate on all checks, notes, drafts and similar instruments, except as otherwise provided for by the Board of Directors.

          Section 2. He shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or by law.



                                 ARTICLE X

                            ASSISTANT TREASURERS


          Section 1. One or more Assistant Treasurers may be elected to perform the duties of the Treasurer if the Treasurer shall be absent or unable to perform the duties of his office. The Assistant Treasurers shall perform such additional duties as may be assigned to them from time to time by the Board of Directors, the Chairman, the President or the Treasurer.


                                 ARTICLE XI

                                 COMMITTEES


          Section 1. The Board of Directors may designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided by an appropriate resolution. At the time of such appointment, the Board of Directors may also appoint, in respect to each member of any such committee, another Director to serve as his alternate at any meeting of such committee which such member is unable to attend. Each alternate shall have, during his attendance at a meeting of such committee, all the rights and obligations of such regular member thereof. Any vacancy on any such committee or among alternate members thereof shall be filled by the Board of Directors.


                                 ARTICLE XII

                              STOCK CERTIFICATES


          Section 1. All stock certificates may bear the facsimile signatures of the President or a Vice President and the Treasurer or an Assistant Treasurer and a facsimile seal of the Company, or may be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed by any one of such officers.



                                ARTICLE XIII

                               CORPORATE SEAL


          Section 1. The corporate seal of the Company shall be circular in form with the name of the Company inscribed therein.


                                 ARTICLE XIV

                      INDEMNIFICATION OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND INDEPENDENT CONTRACTORS


          Section 1. The Board of Directors shall, as and to the extent permitted by law, indemnify and reimburse any person made a party to any action, suit or proceeding by reason of the fact that he, or a person whose legal representative or successor he is, is or was a director, officer, employee or independent contractor of the Company for expenses, including attorney's fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he may become liable as the Board of Directors deems reasonable, actually incurred by him in connection with the defense or reasonable settlement of any such action, suit or proceeding, or any appeal therein, except in relation to matters as to which he, or such person whose legal representative or successor he is, is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties.


                               ARTICLE XV

                               AMENDMENTS


          Section 1. These Amended and Restated Bylaws may be altered, amended, added to or repealed from time to time by an affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon at any meeting of the shareholders called for the purpose or by an affirmative vote of Directors holding a majority of the number of directorships at any meeting of the Board of Directors called for the purpose.